(logo) The Korea Fund, Inc.
Stockholder Meeting Results
================================================================================

The Annual Meeting of Stockholders of The Korea Fund, Inc. (the "Fund") was held on October 14, 1998 at the office of Scudder Kemper Investments, Inc., 345 Park Avenue, New York, NY 10154. At the Meeting the following matters were voted upon by the stockholders and the resulting votes are presented below.


1. To elect three Directors of the Fund to hold office for a term of three years or until their respective successors shall have been duly elected and qualified.


                                                                    Number of Votes:
                                                                    ----------------
            Director (Class I)                     For                  Withheld           Broker Non-Votes*
            --------                               ---                  --------           -----------------
            Juris Padegs                       26,112,464               370,693                    0
            Chang Hee Kim                      25,867,234               615,923                    0
            Hugh T. Patrick                    26,205,119               278,038                    0


2. To ratify or reject the action taken by the Board of Directors in selecting PricewaterhouseCoopers LLP as the Fund's independent accountants for the fiscal year ending June 30, 1999.


                                                    Number of Votes:
                                                    ----------------

                  For                      Against                    Abstain               Broker Non-Votes*
                  ---                      -------                    -------               -----------------

              26,310,527                    95,591                     77,039                       0




--------------------------------------------------------------------------------
* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

logo)  The Korea Fund, Inc.
Notes to Financial Statements
================================================================================

A Special Meeting of Stockholders (the "Meeting") of The Korea Fund, Inc. (the "Fund") was held on December 17, 1998, at the office of Scudder Kemper Investments, Inc., Two International Place, Boston, Massachusetts 02110. At the Meeting the following matters were voted upon by the stockholders (the resulting votes for each matter are presented below).


1. To approve a new Investment Advisory, Management and Administration Agreement for the Fund with Scudder Kemper Investments, Inc.



                                                    Number of Votes:
                                                    ----------------

                  For                      Against                    Abstain               Broker Non-Votes*
                  ---                      -------                    -------               -----------------

              28,577,102                   261,093                    538,393                       0



2. To approve a new Research and Advisory Agreement between Scudder Kemper Investments, Inc. and Daewoo Capital Management Co., Ltd.



                                                    Number of Votes:
                                                    ----------------

                  For                      Against                    Abstain               Broker Non-Votes*
                  ---                      -------                    -------               -----------------

              28,614,190                   269,291                    493,107                       0





--------------------------------------------------------------------------------
* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                                       33